Exhibit 4.22

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of April 9, 2019

by and between

RIALTO MORTGAGE FINANCE, LLC

(Note A-1 Holder)

RIALTO MORTGAGE FINANCE, LLC

(Note A-2 Holder)

RIALTO MORTGAGE FINANCE, LLC

(Note A-3 Holder)

RIALTO MORTGAGE FINANCE, LLC

(Note A-4 Holder)

RIALTO MORTGAGE FINANCE, LLC

(Note A-5 Holder)

and

TOWNSEND REAL ESTATE FUND, L.P.

(Note B Holder)

(Goodyear Portfolio)

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of April 9, 2019 by and between RIALTO MORTGAGE FINANCE, LLC, a Delaware limited liability company, having an address at 600 Madison Avenue, 12th Floor, New York, New York 10022 (“RMF” and together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1, the “Note A-1 Holder”) , RMF (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-2, the “Note A-2 Holder”), RMF (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-3, the “Note A-3 Holder”), RMF (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-4, the “Note A-4 Holder”), RMF (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-5, the “Note A-5 Holder”) and TOWNSEND REAL ESTATE FUND, L.P., a Delaware limited partnership, having an address at c/o Prima Capital Advisors LLC, 2 Overhill Road, Suite 215, Scarsdale, New York 10583 (“TREF” and together with its successors and assigns in interest, in its capacity as owner of the Note B, the “Note B Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Mortgage Loan Agreement (as defined herein), RMF originated the mortgage loan (the “Mortgage Loan”) with an original principal balance of $60,420,000.00, described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) which is evidenced, inter alia, by two promissory notes in each case as amended, modified or supplemented, together, the “Notes”), to IRG RC Lessor KB, LLC (and together with permitted successors and assigns, the “Mortgage Loan Borrower”), which Mortgage Loan is secured by that certain mortgage lien (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”); and

WHEREAS, pursuant to the Mortgage Loan Agreement, the Mortgage Loan Borrower has executed and delivered (i) one promissory note in the original principal amount of $30,000,000 (“Note A-1”) made by the Mortgage Loan Borrower in favor of the Note A-1 Holder, (ii) one promissory note in the original principal amount of $16,000,000 (“Note A-2”) made by the Mortgage Loan Borrower in favor of the Note A-2 Holder, (iii) one promissory note in the original principal amount of $2,000,000 (“Note A-3”) made by the Mortgage Loan Borrower in favor of the Note A-3 Holder, (iv) one promissory note in the original principal amount of $1,500,000 (“Note A-4”) made by the Mortgage Loan Borrower in favor of the Note A-4 Holder, (v) one promissory note in the original principal amount of $1,000,000 (“Note A-5”, and together with Note A-1, Note A-2, Note A-3 and Note A-4, the “Senior Notes”) made by the Mortgage Loan Borrower in favor of the Note A-5 Holder and (vi) one promissory note in the original principal amount of $9,920,000 (“Note B” or the “Junior Note”), and together with the Senior Notes, the “Notes”) made by the Mortgage Loan Borrower in favor of RMF, as the initial Note B Holder (the “Initial Note B Holder” or “Initial Junior Noteholder”);

WHEREAS, RMF, in its capacity as the Initial Note B Holder transferred Note B to TREF (together with its successors and assigns in interest, the “Note B Holder” or “Junior Noteholder”), pursuant to that certain Assignment and Assumption Agreement dated as of April 9, 2019 by and between RMF and TREF;

WHEREAS, RMF intends (but is not bound) to sell, transfer and assign its right, title and interest in and to Note A-1 to WELLS FARGO COMMERCIAL MORTGAGE SECURITIES INC. (“WFCM Depositor”), as depositor, pursuant to a Mortgage Loan Purchase Agreement by and between WFCM Depositor, as purchaser, and RMF as seller, and WFCM Depositor intends to transfer its right, title and interest in and to Note A-1 to a trustee for the Wells Fargo Commercial Mortgage Trust 2019-C50; provided, however, that RMF may sell, transfer and assign other Senior Notes in addition to Note A-1 to WFCM Depositor and RMF may sell, transfer and assign Note A-1 and/or other Senior Notes to another depositor for deposit into another securitization trust; and

WHEREAS, the RMF and TREF (each, a “Co-Lender” and together, the “Co-Lenders”) desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note B;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.          Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Model PSA (prior to the Securitization) or the Securitization Servicing Agreement (after the Securitization). Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or such other analogous term used in the Securitization Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Securitization Operating Advisor, certificate administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by any Servicer or Trustee in accordance with the terms of the Servicing Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Affiliate” shall mean with respect to any specified Person (i) any other Person controlling or controlled by or under common control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Rialto Mortgage Finance, LLC, 600 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Andrew Snow, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement Between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or such other analogous term used in the Securitization Servicing Agreement.

“Appraisal Reduction Amount” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or such other analogous term used in the Securitization Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the Note B as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the Note B).

“Certificate Administrator” shall mean the certificate administrator under the Securitization Servicing Agreement, if any.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlled by”, “Controlling” and “under common Control with” shall have correlative meanings.

“Control Appraisal Period” A “Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)    (1) the initial Note B Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Note B after the date of creation of the Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Note B and (z) without duplication, any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the Note B, is less than

(b)   25% of the remainder of the (i) initial Note B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B Holder on the Note B after the date of creation of the Note B.

“Controlling Noteholder” shall mean as of any date of determination (A) prior to the Outside Date, (i) the Note B Holder, unless (x) a Control Appraisal Period has occurred and is continuing or (y) the Note B Principal Balance is less than $1,000,000 (ii) if (x) a Control Appraisal Period has occurred and is continuing or (y) the Note B Principal Balance is less than $1,000,000, the Note A-1 Holder or (B) after the Outside Date, the Note A-1 Holder; provided that if any Noteholder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Note of such Noteholder is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred with respect to such Noteholder. As of the Closing Date, the Controlling Noteholder will be the Note B Holder.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Defaulted Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the Principal Balance of Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, (b) accrued and unpaid interest thereon at the Note A-1 Rate, Note A-2 Rate, Note A-3 Rate, Note A-4 Rate and Note A-5 Rate, respectively, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan, but excluding, without limitation, Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the purchase occurs after the Outside Date or if the purchaser is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid Advance Interest Amount, (f) (x) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after the first such option becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Securitization Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5 pursuant to this Agreement. Notwithstanding the foregoing, if the Note B Holder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (f) of this definition. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5 at the Note A-1 Rate, Note A-2 Rate, Note A-3 Rate, Note A-4 Rate or Note A-5 Rate, as applicable, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Note B Holder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Depositor” shall mean the Person selected by the Lead Securitization Noteholder to create the Securitization Trust.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Excluded Information” shall have the meaning assigned to such term in the Securitization Servicing Agreement or any one or more analogous terms in the Securitization Servicing Agreement.

“Final Recovery Determination” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or such other analogous term used in the Securitization Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“Ground Lease” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall mean RMF.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or any one or more analogous terms in the Securitization Servicing Agreement.

“Interest Rate” shall have the meaning assigned to such term or any one or more analogous terms in the Mortgage Loan Documents.

“Interim Servicing Agreement” shall mean at such time that the Mortgage Loan is not serviced pursuant to the Securitization Servicing Agreement, one of the following agreements:

(i)     the Servicing Agreement, dated as of July 12, 2013, between Rialto Mortgage Finance, LLC, as owner, and Wells Fargo Bank, National Association, as servicer;

(ii)    the Servicing Agreement, dated as of November 13, 2017, between RMF Sub 5, LLC, as seller, and Wells Fargo Bank, National Association, as servicer; and

(iii)   the Servicing Agreement, dated as of October 8, 2013, among RMF Sub 1, LLC, as seller, Wells Fargo Bank, National Association, as buyer, and Wells Fargo Bank, National Association, as servicer;

provided that the Senior Noteholder shall not, without consent of the Junior Noteholder, consent to any amendment or modification to such Interim Servicing Agreement to the extent such amendment or modification would materially and adversely affect the Mortgage Loan or the Junior Noteholder’s rights with respect thereto (as reasonably determined by the Junior Noteholder).

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the Note B as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior Note” shall have the meaning assigned to such term in the recitals.

“Junior Noteholder” shall mean the Initial Junior Noteholder and its successors in interest, or any subsequent holder of the Junior Note.

“Junior Operating Advisor” shall mean, with respect to the Mortgage Loan, the advisor appointed pursuant to Section 6(a).

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean the Securitization of Note A-1 in a Securitization Trust to be designated by the Note A-1 Holder.

“Lead Securitization Note” shall mean Note A-1.

“Lead Securitization Noteholder” shall mean the Note A-1 Holder.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage.

“Liquidation Proceeds” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or any one or more analogous terms in the Securitization Servicing Agreement.

“Major Decisions” shall mean, (i) during any period that the Junior Noteholder is not the Controlling Noteholder, the definition of “Major Decisions” contained in the Securitization Servicing Agreement and (ii) during any period that the Junior Noteholder is the Controlling Noteholder:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of any REO Property by deed-in-lieu or otherwise) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)      any modification, consent to a modification or waiver of a monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of penalty charges) of the Mortgage Loan, or any extension of the maturity date of the Mortgage Loan;

(iii)      any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property for less than the applicable Purchase Price (as defined in the Securitization Servicing Agreement);

(iv)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Securitization Servicing Agreement) located at an REO Property;

(v)      any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to any of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(vi)     any waiver of a “due -on -sale” or “due -on -encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the mortgagor, other than any such transfer as may be effected without the consent of the lender under the Mortgage Loan Documents or related to an immaterial easement, right of way or similar agreement;

(vii)     releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(viii)     any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a mortgagor or guarantor releasing a mortgagor or guarantor from liability under the Mortgage Loan other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(ix)      any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under circumstances where the Master Servicer determines (in accordance with the Servicing Standard) that a default in making any Monthly Payment or any other material payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or other default that is likely to impair the use or marketability of the Mortgaged Property or any such analogous event described in the definition of Servicing Transfer Event;

(x)       following a default or an event of default with respect to the Mortgage Loan, any exercise of a material remedy including the acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the related Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(xi)      any determination of an Acceptable Insurance Default;

(xii)     any proposed material modification or waiver of the insurance requirements set forth in the Mortgage Loan Documents, other than pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion;

(xiii)     with respect to the environmental insurance purchased by the Mortgage Loan Borrower, any proposed change in carrier, coverages, limits, term, extended period of indemnity or deductibles or any other changes that require lender approval under Section 5.1 of the Mortgage Loan Agreement;

(xiv)     the granting of any consents or approvals related to the incurrence of (a) additional debt by the Mortgage Loan Borrower or (b) mezzanine debt by a direct or indirect parent of the Mortgage Loan Borrower, in either case to the extent the lender’s consent or approval is required under the Mortgage Loan Documents;

(xv)     subject to the REMIC Provisions any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xvi)    any approval of a Major Lease (to the extent Lender’s approval is required by the Mortgage Loan Documents);

(xvii)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower unless any option to purchase the Senior Note, pursuant to Section 12 of this Agreement, has expired or been waived under Section 12 hereunder; and

(xviii)     the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion.

“Major Lease” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Master Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Model PSA” shall mean the pooling and servicing agreement for the Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass Through Certificates Series 2019 C49 dated as of March 1, 2019 among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wilmington Trust, National Association, as trustee, as amended, modified or supplemented in compliance with Regulation AB (provided that with respect to all previously negotiated servicing matters, decisions and rights agreed upon in the pooling and servicing agreement for Wells Fargo Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates Series 2018-C44 (“WFCM 2018-C44”) among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and certificate administrator, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and Wilmington Trust, National Association, as trustee, such provisions in the WFCM 2018-C44 pooling and servicing agreement shall apply).

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall mean have the meaning assigned to such term in the Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar”: Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean that certain loan agreement, dated as of April 9, 2019 between the Mortgage Loan Borrower, as borrower, and RMF, as Co-Lender and as Agent for one or more Co-Lenders, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms thereof.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Note and all other documents now or hereafter evidencing and securing or guaranteeing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A-1 Rate, Note A-2 Rate, Note A-3 Rate, Note A-4 Rate, Note A-5 Rate and the Note B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note A-1 Rate” shall mean the Note A-1 Rate minus the Servicing Fee Rate applicable to Note A-1.

“Net Note A-2 Rate” shall mean the Note A-2 Rate minus the Servicing Fee Rate applicable to Note A-2.

“Net Note A-3 Rate” shall mean the Note A-3 Rate minus the Servicing Fee Rate applicable to Note A-3.

“Net Note A-4 Rate” shall mean the Note A-4 Rate minus the Servicing Fee Rate applicable to Note A-4.

“Net Note A-5 Rate” shall mean the Note A-5 Rate minus the Servicing Fee Rate applicable to Note A-5.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate applicable to Note B.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder or Note A-5 Holder to make such payments free of any obligation or liability for withholding.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization.

“Non-Lead Master Servicer” shall mean the master servicer under a Non-Lead Securitization.

“Non-Lead Note” shall mean any Note other than the Lead Note.

“Non-Lead Noteholder” shall mean any Noteholder other than the Lead Noteholder.

“Non-Lead Securitization” shall mean , at any time, any Securitization that is not then the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean each of Note A-2, Note A-3, Note A-4 and Note A-5.

“Non-Lead Securitization Noteholder” shall mean the holder of any Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Trustee” shall mean the trustee under a Non-Lead Securitization.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Note” shall mean either of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note B, as applicable.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Default Rate” shall mean a rate per annum equal to the Note A-1 Rate plus the Note Default Interest Spread.

“Note A-1 Holder” shall mean the Note A-1 Holder, or any subsequent holder of the Note A-1, together with its successors and assigns.

“Note A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1 Rate” shall mean the Note A-1 Rate set forth on the Mortgage Loan Schedule.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Default Rate” shall mean a rate per annum equal to the Note A-2 Rate plus the Note Default Interest Spread.

“Note A-2 Holder” shall mean the Note A-2 Holder, or any subsequent holder of the Note A-2, together with its successors and assigns.

“Note A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-2 Rate” shall mean the Note A-2 Rate set forth on the Mortgage Loan Schedule.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Default Rate” shall mean a rate per annum equal to the Note A-3 Rate plus the Note Default Interest Spread.

“Note A-3 Holder” shall mean the Note A-3 Holder, or any subsequent holder of the Note A-3, together with its successors and assigns.

“Note A-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-3 Rate” shall mean the Note A-3 Rate set forth on the Mortgage Loan Schedule.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A-4 Default Rate” shall mean a rate per annum equal to the Note A-4 Rate plus the Note Default Interest Spread.

“Note A-4 Holder” shall mean the Note A-4 Holder, or any subsequent holder of the Note A-4, together with its successors and assigns.

“Note A-4 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-4 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance.

“Note A-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-4 Rate” shall mean the Note A-4 Rate set forth on the Mortgage Loan Schedule.

“Note A-5” shall have the meaning assigned to such term in the recitals.

“Note A-5 Default Rate” shall mean a rate per annum equal to the Note A-5 Rate plus the Note Default Interest Spread.

“Note A-5 Holder” shall mean the Note A-5 Holder, or any subsequent holder of the Note A-5, together with its successors and assigns.

“Note A-5 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-5 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance.

“Note A-5 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-5 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-5 Rate” shall mean the Note A-5 Rate set forth on the Mortgage Loan Schedule.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Default Rate” shall mean a rate per annum equal to the Note B Rate plus the Note Default Interest Spread.

“Note B Holder” shall have the meaning assigned to such term in the recitals, and any successor in interest, or any subsequent holder of the Note B.

“Note B Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance.

“Note B Principal Balance” shall mean, at any time of determination, the Note B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note B Rate” shall mean the Note B Rate set forth on the Mortgage Loan Schedule.

“Note Default Interest Spread” shall mean a rate per annum equal to five percent (5%); provided, however, that if the weighted average of the Note A-1 Default Rate, Note A-2 Default Rate, Note A-3 Default Rate, Note A-4 Default Rate, Note A-5 Default Rate and the Note B Default Rate would exceed the maximum rate permitted by applicable law, the note default interest spread shall equal (i) the rate at which the weighted average of the Note A-1 Default Rate, Note A-2 Default Rate, Note A-3 Default Rate, Note A-4 Default Rate, Note A-5 Default Rate and the Note B Default Rate equals the maximum rate permitted by applicable law minus (ii) the Mortgage Loan Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean the Note A-1 Rate, Note A-2 Rate, Note A-3 Rate, Note A-4 Rate, Note A-5 Rate and the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder and Note B Holder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Outside Date” means November 1, 2028.

“Percentage Interest” shall mean, with respect to the Note A-1 Holder, the Note A-1 Percentage Interest, with respect to the Note A-2 Holder, the Note A-2 Percentage Interest, with respect to the Note A-3 Holder, the Note A-3 Percentage Interest, with respect to the Note A-4 Holder, the Note A-4 Percentage Interest, with respect to the Note A-5 Holder, the Note A-5 Percentage Interest and with respect to the Note B Holder, the Note B Percentage Interest, as each may be adjusted from time to time.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or any one or more analogous terms in the Securitization Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Prima” means Prima Capital Advisors LLC, a New York limited liability company, together with its successors.

“Prima Affiliate” means any Person for which Prima or its Affiliate is a fund or asset manager.

“Prima Holder” means individually or collectively, as the context so requires, (i) TREF, (ii) PR Cap IV NR RETEN Private Limited, (iii) Prima, or (iv) any Prima Affiliate; provided that such Prima Holder has total assets (in name of under management or advisement)

in excess of $75,000,000.00 (the value of such assets to be determined including without limitation, uncalled capital commitments) and (except with respect to a pension advisory firm, asset manager, registered investment advisor or similar fiduciary) has capital/statutory surplus or shareholder’s equity (determined taking account uncalled capital commitment) of at least $50,000,000.00.

“Principal Balance” shall mean any of the Note A-1 Principal Balance, Note A-2 Principal Balance, Note A-3 Principal Balance, Note A-4 Principal Balance, Note A-5 Principal Balance and the Note B Principal Balance, as applicable.

“Pro Rata and Pari Passu Basis” shall mean with respect to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and any New Notes, and the related Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean (i) any of (x) the Noteholders, (y) Rialto Mortgage Finance, LLC and any Affiliate thereof, and (z) Prima and/or any Prima Holder (for so long as such Prima Holder it is a Noteholder), and (ii) any other U.S. Person that is:

(a)          an entity Controlled (as defined below) by, under common Control with or Controlling any of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder or the Note B Holder, or

(b)          one or more of the following:

(i)        a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)        an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)        a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note B, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of, any or all of the Note B (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of the Note B (or portion thereof or interest therein) to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer the Note B (or applicable portion thereof or interest therein) in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(v) of this definition, or

(iv)        an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-1 Holder or the Note B Holder, as applicable, (B) a person that is otherwise a Qualified Institutional Lender under clause (b)(i), (b)(ii) or (b)(v) (with respect to an institution substantially similar to the entities referred to in clause (b)(i) or (b)(ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)        an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (ii), (iii)(A), (iv)(B) or (v) of this definition, (x) such entity has at least $400,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $1,000,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (b)(iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(c)          any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $1,000,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) KBRA and (f) Morningstar or, (g) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Senior Noteholder and, in the case of each of clauses (a) through (g) engaged by the Senior Noteholder or the Lead Securitization Depositor to rate the securities issued in connection with the Securitization of Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5, as applicable; provided, however, that, at any time during which Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5 is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean with respect to Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5, only those rating agencies that are engaged by the Depositor or Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation”: shall mean, prior to a Securitization, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter, and after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement, including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or any one or more analogous terms in the Securitization Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean one or more sales by the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder or Note A-5 Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Lead Securitization Note or portion thereof is consummated.

“Securitization Operating Advisor” shall mean the operating advisor under the Securitization Servicing Agreement, if any.

“Securitization Servicing Agreement” shall mean a pooling and servicing agreement, substantially in the form of the Model PSA entered into in connection with the Lead Securitization, which pooling and servicing agreement is in a form customary and usually used in the servicing practices of servicers of commercial mortgage loans included in a securitization by and among (a) the Trustee, (b) the Person who serves as master servicer from and after the Securitization Date, (c) the Person which serves as special servicer from and after the Securitization Date, (d) the Person who services as operating advisor from and after the Securitization Date and (e) the Depositor, and any other additional Persons that may be party to such pooling and servicing agreement; provided it is acknowledged that such agreement is subject in all respects to changes (i) required by the Code relating to the tax elections of the related Lead Securitization Trust, (ii) required by law or changes in any law, rule or regulation and (iii) requested by the Rating Agencies or any purchaser of subordinate certificates that are customary and consistent with market standards. The Servicing Standard in the Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder (taking into account that the Note B is junior to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5). During any period that the Mortgage Loan is no longer subject to the provisions of the Securitization Servicing Agreement, the “Securitization Servicing Agreement” shall be determined in accordance with Section 2(f) hereof.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which the Note B, Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5 is held.

“Senior Note(s)” shall mean any of Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5.

“Senior Noteholder(s)” shall mean any of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Controlling Noteholder in accordance with Section 11) and shall not be deemed to exist to the extent any Note B Holder is exercising its cure rights under Section 11.

“Servicer” shall mean (a) prior to the Securitization Date, Wells Fargo Bank, National Association and (b) from and after the Securitization Date, the Master Servicer or the Special Servicer, as the context may require.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan, prior to the Securitization Date, the Interim Servicing Agreement, and, from and after the Securitization Date, the Securitization Servicing Agreement.

“Servicing Fee Rate” shall (a) prior to the Securitization Date, mean 2 basis points, and (b) from and after the Securitization Date, have the meaning assigned to such term in the Servicing Agreement.

“Servicing Standard” shall (a) prior to the Securitization Date, have the meaning assigned to such term in the Model PSA and (b) following the Securitization Date, shall have the meaning assigned to such term in the Securitization Servicing Agreement or any one or more analogous terms in the Securitization Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Special Servicer” shall have the meaning assigned to such term in the Servicing Agreement; provided that with respect to the Mortgage Loan, Special Servicer shall initially be Rialto Capital Advisors, LLC (or any successor thereto). All references to Special Servicer in this Agreement shall mean Rialto Capital Advisors, LLC or any successor “Special Servicer” appointed by the Controlling Noteholder pursuant to this Agreement and in compliance with the Securitization Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the bank or trust company as may be selected by the Depositor and approved by the Rating Agencies to act as trustee for the related Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

Section 2.          Servicing.

(a)          Each Noteholder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced prior to the Securitization Date pursuant to the Interim Servicing Agreement and from and after the Securitization Date (except as otherwise set forth in Section 2(f)), pursuant to the Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Note A-1 (and the Non-Lead Master Servicer(s) shall be required to advance monthly payments of principal and interest on Note A-2, Note A-3, Note A-4 and Note A-5, as applicable, pursuant to the terms of the related Non-Lead Securitization Servicing Agreement(s)) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Securitization Servicing Agreement. The Note B Holder acknowledges that each of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder may elect, in its sole discretion, to include the Note A-1, Note A-2, Note A-3 Note A-4 and/or Note A-5 in a Securitization and agrees that, subject to Section 40 hereof, it will reasonably cooperate with the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, at the Note A-1 Holder’s, the Note A-2 Holder’s, the Note A-3 Holder’s, the Note A-4 Holder’s and the Note A-5 Holder’s, as applicable, sole cost and expense, to effect such Securitization. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2(d) and Section 7 hereof), each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Securitization Servicing Agreement by the Depositor and agrees to reasonably cooperate with and consent to the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Securitization Servicing Agreement. Each Noteholder hereby appoints the Master Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Securitization Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. The Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, this Agreement, the Servicing Agreement and applicable law and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)          In no event shall the Note B Holder be entitled to exercise any rights of the “directing holder”, “directing certificateholder”, controlling or consulting class or any analogous class or holder under the Securitization Servicing Agreement, except to the extent the Note B Holder is given such rights expressly under the terms of this Agreement or the Securitization Servicing Agreement in its capacity as the Controlling Noteholder.

(c)          The Securitization Servicing Agreement shall, unless otherwise agreed to by the Controlling Noteholder, contain (i) servicing and reporting provisions (including the Asset Status Report for all Major Decisions) substantially similar in all material respects to the servicing provisions of the Model PSA and (ii) a Servicing Standard substantially similar in all material respects to the servicing standard in the Model PSA. In no event may the Securitization Servicing Agreement change the interest allocable to, or the amount of any payments due to, the Note B Holder or the Controlling Noteholder or materially increase the Note B Holder’s or Controlling Noteholder’s respective obligations, or materially decrease the Note B Holder’s or Controlling Noteholder’s respective rights, remedies or protections, hereunder.

(d)          The Securitization Servicing Agreement shall contain provisions to the effect that:

(i)          if an event of default under the Securitization Servicing Agreement has occurred (A) with respect to the Master Servicer under the Securitization Servicing Agreement that affects a Noteholder or any class of commercial mortgage securities backed by a Note or a participation interest in a Note, and the Master Servicer is not otherwise terminated under the Securitization Servicing Agreement, then the Note B Holder or its designees (if the Note B Holder is the Controlling Noteholder) shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization;

(ii)          any payments received on the Mortgage Loan shall be paid by the Master Servicer in accordance with Section 3 and Section 4 hereof to each of the Noteholders on the “master servicer remittance date” under the Securitization Servicing Agreement;

(iii)          each Non-Lead Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as the Non-Lead Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust that includes other Notes but not limited to standard CREFC reports and Asset Status Reports, provided that if an interest in the Non-Lead Note is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Non-Lead Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any Excluded Information;

(iv)          in the event the Special Servicer elects to offer to sell Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 or related REO Property pursuant to Section 3.17 of the Securitization Servicing Agreement, then the Special Servicer shall provide notice to the Note B Holder of such election, together with any bid package that the Special Servicer makes available in connection with such offer to sell;

(v)          each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Securitization Servicing Agreement and may directly enforce such rights;

(vi)          the Securitization Servicing Agreement may not be amended without the consent of the Note B Holder if such amendment would materially and adversely affect its rights thereunder (as reasonably determined by the Note B Holder); and

(vii)          the Special Servicer appointed by the Note B Holder shall be named as the Special Servicer for the Mortgage Loan under the Securitization Servicing Agreement as of the closing of the Lead Securitization, as long as such Special Servicer satisfies the requirements of the Securitization Servicing Agreement.

(e)          Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)          At any time after the Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Securitization Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to Note B Holder, in substance, to those in the Securitization Servicing Agreement and all references herein to the “Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by an Approved Servicer appointed by Lead Securitization Noteholder and does not have to be performed by the service providers set forth under the Securitization Servicing Agreement.

(g)          The Non-Lead Securitization Noteholder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)          the Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate

Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)          each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)          the Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, the Operating Advisor and the Note B Holder (i) promptly following the Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the special servicer and the party designated to exercise the rights of the “Non-Controlling Pari Passu Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Pari Passu Noteholder” under this Agreement (together with the relevant contact information);

(iv)          any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement; and

(v)          the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)          The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 will be allocated by the Master Servicer between Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of the Non-Lead Securitization Note to the Non-Lead Securitization Noteholder.

(i)          In the event any filing is required to be made by any Non-Lead Depositor under the related Securitization Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Securities Exchange Act of 1934, as amended, the related Non-Lead Securitization Noteholder (including the related Non-Lead Depositor and related Non-Lead Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(j)          Each Non-Lead Securitization Noteholder shall give each of the parties to the Securitization Servicing Agreement and the Note B Holder (that will not also be a party to the related Non-Lead Securitization Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) promptly after the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Noteholder shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Securitization Servicing Agreement and the Note B Holder.

Section 3.          Subordination of Note B; Payments Prior to a Sequential Pay Event. The Note B and the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to its Note B shall at all times be junior, subject and subordinate to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 and the right of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder to receive payments of interest, principal and other amounts with respect to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty or indemnity, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Note A-1 Holder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)          first, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, pro rata (based on their respective entitlements to interest), in an amount equal to the accrued and unpaid interest on the Note A-1 Principal Balance at the Net Note A-1 Rate, on the Note A-2 Principal Balance at the Net Note A-2 Rate, on the Note A-3 Principal Balance at the Net Note A-3 Rate, on the Note A-4 Principal Balance at the Net Note A-4 Rate and on the Note A-5 Principal Balance at the Net Note A-5 Rate, respectively;

(b)          second, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder on a Pro Rata and Pari Passu Basis in an amount equal to their respective Percentage Interests of Net Proceeds (as defined in the Mortgage Loan Agreement) required under Section 2.3.2 of the Mortgage Loan Agreement to be applied to prepay the outstanding principal balance of the Mortgage Loan, until their Principal Balances have been reduced to zero;

(c)          third, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and/or such Note A-5 Holder, including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)          fourth, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(e)          fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a Workout the Principal Balance of the Note A-1, the Note A-2, the Note A-3, the Note A-4 and the Note A-5 has been reduced, such excess amount shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder in an amount up to the reduction, if any, of the Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 Principal Balance as a result of such Workout, plus interest on such amount at the related Note A-1, Note A-2, Note A-3, Note A-4 and Note A-2 Rate;

(f)          sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate;

(g)          seventh, to the Note B Holder in the amount of the Note B Scheduled Amortization Payment (as defined in the Mortgage Loan Agreement) and then to the Senior Noteholders in the amount of the Note A Scheduled Amortization Payment (as defined in the Mortgage Loan Agreement), as set forth on Schedule IX to the Mortgage Loan Agreement;

(h)          eighth, to the Note B Holder, in an amount equal to its Percentage Interest of Net Proceeds (as defined in the Mortgage Loan Agreement) required under Section 2.3.2 of the Mortgage Loan Agreement to be applied to prepay the outstanding principal balance of the Mortgage Loan;

(i)          ninth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(j)          tenth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments;

(k)          eleventh, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(j) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(l)          twelfth, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note B Holder, pro rata based on their respective Percentage Interests; and

(m)          thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(l), any remaining amount shall be paid pro rata to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note B Holder in accordance with their respective initial Percentage Interests.

Section 4.          Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty or indemnity, letter of credit or other collateral or instrument securing the

Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Lead Securitization Operating Advisor, Certificate Administrator or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan, shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)          first, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, pro rata (based on their respective entitlements to interest), in an amount equal to the accrued and unpaid interest on the Note A-1 Principal Balance at the Net Note A-1 Rate, on the Note A-2 Principal Balance at the Net Note A-2 Rate, on the Note A-3 Principal Balance at the Net Note A-3 Rate, on the Note A-4 Principal Balance at the Net Note A-4 Rate and on the Note A-5 Principal Balance at the Net Note A-5 Rate, respectively;

(b)          second, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, pro rata (based on their respective Principal Balances), until their outstanding Principal Balances have been reduced to zero;

(c)          third, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out of pocket costs and expenses paid by such Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)          fourth, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(e)          fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a Workout the Principal Balance of the Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 has been reduced, such excess amount shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder in an amount up to the reduction, if any, of the Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 Principal Balance as a result of such Workout, plus interest on such amount at the related Note A-1 Rate, Note A-2 Rate, Note A-3 Rate, Note A-4 Rate and Note A-5 Rate;

(f)          sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate;

(g)          seventh, to the Note B Holder until the Note B Principal Balance has been reduced to zero;

(h)          eighth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(i)          ninth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments;

(j)          tenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of the Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(k)          eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note B Holder, pro rata, based on their respective Percentage Interests; and

(l)          twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note B Holder in accordance with their respective Percentage Interests.

Section 5.          Administration of the Mortgage Loan.

(a)    Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and the Junior Noteholder shall not have any voting, consent or other rights whatsoever with respect to the Senior Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), each of the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that each of the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note B Holder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note B Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Subject to Sections 11 and 12 hereof, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, the Non-Lead Securitization Noteholders hereby acknowledge the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell the Non-Lead Securitization Notes together with the Lead Securitization Note as notes evidencing one whole A note in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell the Non-Lead Securitization Note(s) together with the Lead Securitization Note in the manner set forth in the Lead Securitization Servicing Agreement.

The Non-Lead Securitization Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of Non-Lead Securitization Note. The Non-Lead Securitization Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, the Non-Lead Securitization Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the original Non-Lead Securitization Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority of the Lead Securitization Noteholder to sell the Non-Lead Securitization Note, and the obligations of the Non-Lead Securitization Noteholder to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which Lead Securitization Note is repurchased by the Note A-1 Holder from the trust fund established under the Lead Securitization Agreement in connection with a material breach of representation or warranty made by the Note A-1 Holder with respect to Lead

Securitization Note or material document defect with respect to the documents delivered by the Note A-1 Holder with respect to Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Noteholder the benefit of any representation or warranty made by the Note A-1 Holder or any document delivery obligation imposed on the Note A-1 Holder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by the Note A-1 Holder in connection with the Lead Securitization.

(b)    The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Note B Holder set forth in Section 5(f) below. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole (it being understood that the interest of the Note B Holder is a junior Note interest, subject to the terms and conditions of this Agreement), and any Note A-2 Holder, Note A-3 Holder , Note A-4 Holder , Note A-5 Holder or the Note B Holder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Junior Operating Advisor to exercise their respective rights specifically set forth under this Agreement.

(c)    Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5(f) and 6), if the Lead Securitization Noteholder (or the Servicer on its behalf) in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 remaining the same as they are on the date hereof, the Note B shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on the Note B). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and 6), in the case of any modification or amendment described above, the Lead Securitization Noteholder (or the Servicer on its behalf) will have the sole authority and ability to revise the payment provisions set forth in Section 3 and

Section 4 above in a manner that reflects the subordination of the Note B to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A-1 Percentage Interest, Note A-2 Percentage Interest, Note A-3 Percentage Interest, Note A-4 Percentage Interest and Note A-5 Percentage Interest and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A-1 Rate, the Note A-2 Rate, the Note A-3 Rate, the Note A-4 Rate, the Note A-5 Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)    All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicers on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)    If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder on a pro rata and pari passu basis.

Anything herein or in the Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the A-1 Note, the A-2 Note, the A-3 Note, the A-4 Note or the A-5 Note is included in a REMIC and the other is not, such other Noteholder shall not be required to reimburse such Noteholder that deposited its respective Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholders be reduced to offset or make-up any such payment or deficit.

(f)    Notwithstanding any provision of this Agreement to the contrary (other than the provisions of this Section 5(f)), if any consent, modification, amendment or waiver under or other action in respect of a Mortgage (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Lead Securitization Noteholder (or the Servicer on its behalf) shall request the written consent of the Controlling Noteholder (or its Junior Operating Advisor) before implementing a decision with respect to such Major Decision. Except as otherwise herein provided, the Senior Noteholder shall obtain the written consent of the Controlling Noteholder (or its Operating Advisor) for all Major Decisions and shall not take any action constituting a Major Decision without complying with the provisions of this Agreement.

If the Lead Securitization Noteholder (or the Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Junior Operating Advisor) with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION” and if the Controlling Noteholder (or its Junior Operating Advisor) fails to respond to the Lead Securitization Noteholder (or the Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Junior Operating Advisor), as applicable, shall have no further consent rights with respect to the specific action set forth in such notice.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Lead Securitization Noteholder (or Servicer acting on its behalf) may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Junior Operating Advisor) if the Lead Securitization Noteholder (or Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders, and the Lead Securitization Noteholder (or Servicer acting on its behalf) has made a reasonable effort to contact the Controlling Noteholder (or its Junior Operating Advisor). The foregoing shall not relieve the Lead Securitization Noteholder (or Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Junior Operating Advisor) that would require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of any Lead Securitization Noteholder’s (or the Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

(g)    The Controlling Noteholder shall be entitled to avoid its applicable Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the Special Servicer’s receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred; (i) such Controlling Noteholder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder in such collateral (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Controlling Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the applicable Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within thirty (30) days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control

Appraisal Period from occurring; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance the Note A-4 Principal Balance, the Note A-5 Principal Balance and the Note B Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(h)    The Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Securitization Servicing Agreement.

(i)    Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, if at any time the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is a Noteholder (a “Borrower Party Noteholder”), then (i) such Borrower Party Noteholder shall not have any rights as a Controlling Noteholder or a Controlling Class Representative, (ii) such Borrower Party Noteholder shall have no right to appoint or terminate the Master Servicer or Special Servicer, (iii) such Borrower Party Noteholder shall have no right to consult with or advise the Master Servicer or Special Servicer, and shall have no right to review and approve or comment on any Asset Status Report and (iv) in each and every instance where, pursuant to this Agreement or the Servicing Agreement, the Master Servicer or Special Servicer must take into account the interests of each Noteholder (or words of similar import), such consideration shall be given to the Borrower Party Noteholder only in its capacity as a holder of the applicable Note, and the Master Servicer or Special Servicer (as the case may be) shall disregard the fact that the Borrower Party Noteholder is either the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and as such, may have conflicting interests from a Noteholder (in its capacity as a Noteholder).

Section 6.          Appointment of Junior Operating Advisor.

(a)    The Controlling Noteholder shall have the right at any time to appoint a Junior Operating Advisor to exercise its rights hereunder (the “Junior Operating Advisor”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Junior Operating Advisor. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Junior Operating Advisor. The Junior Operating Advisor may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Junior Operating Advisor shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Junior Operating Advisor acting on behalf of the Controlling Noteholder and the Lead Securitization Noteholder (and any Servicer) will accept such actions of the Junior Operating Advisor as actions of the Controlling Noteholder. Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as an Junior Operating Advisor until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Junior Operating Advisor is not the same Person as the Controlling Noteholder, the Junior Operating Advisor provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). Lead Securitization Noteholder shall promptly deliver such information to any Servicer.

(b)    Neither the Junior Operating Advisor nor the Controlling Noteholder will have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action or in the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Junior Operating Advisor and any Controlling Noteholder (whether acting in place of the Junior Operating Advisor when no Junior Operating Advisor shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to such Controlling Noteholder hereunder) may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Junior Operating Advisor may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Junior Operating Advisor or such Controlling Noteholder, as the case may be, agree to take no action against the Junior Operating Advisor, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Junior Operating Advisor nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)    If the Lead Securitization Noteholder is the Controlling Noteholder, the Note B Holder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Junior Operating Advisor set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.          Special Servicer. The Controlling Noteholder (or its Junior Operating Advisor), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint the Special Servicer with respect to the Mortgage Loan and hereby initially appoints Rialto Capital Advisors, LLC as Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Junior Operating Advisor) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder, Junior Operating Advisor and/or Note B Holder shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination shall not be effective unless and until (A) each Rating Agency delivers Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence.

Section 8.          Payment Procedure.

(a)    The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to the each Noteholder. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within one (1) Business Day of receipt of properly identified and available funds by the Lead Securitization Noteholder (or the Master acting on its behalf) from or on behalf of the Mortgage Loan Borrower (provided, that to the extent that any payment is received after 2:00 p.m. (Eastern time) on any given Business Day, the Servicer is required to use commercially reasonable efforts to deposit such payment into the applicable account within one (1) Business Day of receipt of properly identified and available funds, but, in any event, the Servicer is required to deposit such payments into the applicable account within two (2) Business Days of receipt of properly identified and available funds).

(b)    If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, a Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to any Mortgage Loan Borrower, the Note A-1 Holder, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)    If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to the Note B Holder before the Lead Securitization Holder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such Note B Holder, such Note B Holder will, at the Lead Securitization Holder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)    Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Senior Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from the Note B Holder with respect to the Mortgage Loan against any future payments due to the Note B Holder under the Mortgage Loan.

(e)    Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.          Limitation on Liability of the Noteholders. The Senior Noteholders (including any Servicer on its behalf) shall have no liability to the Note B Holder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Senior Noteholder. The Note B Holder shall have no liability to the Senior Noteholders with respect to the Senior Notes except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note B Holder.

The Note B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization

Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Note B Holder in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard, and (b) the Lead Securitization Noteholder shall not be protected against any liability to the Note B Holder that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence.

The Senior Noteholders acknowledge that, subject to the terms and conditions hereof, the Note B Holder may exercise, or omit to exercise, any rights that such Note B Holder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Senior Noteholders and that the Note B Holder shall have no liability whatsoever to the Senior Noteholders in connection with such Note B Holder’s exercise of rights or any omission by such Note B Holder to exercise such rights; provided, however, that the Note B Holder shall not be protected against any liability to the Senior Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.          Bankruptcy. Subject to the provisions of Section 5(f) hereof, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Noteholders hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to each of the Note A-2, the Note A-3, the Note A-4, the Note A-5 and the Note B Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Junior Noteholder, hereby agrees that, upon the request of the Senior Noteholder but subject to the provisions of Section 5(f), such Noteholder shall execute, acknowledge and deliver to the Senior Noteholder all and every such further deeds, conveyances and instruments as the Senior Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.          Cure Rights of Controlling Noteholder.

(a)    Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any monetary payment on the Mortgage Loan by the end of any grace period (the “Grace Period”), if applicable, for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall promptly provide written notice to the Controlling Noteholder and the Junior Operating Advisor of such default (the “Monetary Default Notice”). The Controlling Noteholder shall have the right, but not the obligation, to cure such Monetary Default within five (5) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement in boldface font that the Controlling Noteholder’s or the Junior Operating Advisor’s failure to cure such Monetary Default within five (5) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made to cure a Monetary Default, the Controlling Noteholder shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5), Advance Interest Amounts, any unpaid fees to any Servicer specifically provided for in the Securitization Servicing Agreement and any Additional Servicing Expenses. The Controlling Noteholder (or Junior Operating Advisor, as applicable) shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)   Notwithstanding anything to the contrary contained in Section 11(a), the Note B Holder shall be limited to a combined total of six (6) cures of Monetary Defaults, no more than three (3) of which may be consecutive, or Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)    No action taken by the Note B Holder in accordance with this Agreement to cure any Event of Default shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Senior Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Note B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note B Holder shall be subrogated to the Senior Noteholders’ rights to any payment owing to the Senior Noteholders for which the Note B Holder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until ninety-one (91) days after the Note is paid in full.

(d)   If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice of such Non-Monetary Default to the Controlling Noteholder and the Junior Operating Advisor of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Controlling Noteholder shall have the right, but not the obligation, to cure such Non-Monetary Default within the same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by the Controlling Noteholder of the Non-Monetary Default Notice, or in any event, at least thirty (30) days from the date of such Non-Monetary Default, to cure such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Controlling Noteholder, the Controlling Noteholder shall be given an additional period of time as is reasonably necessary to enable the Controlling Noteholder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Controlling Noteholder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Controlling Noteholder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed sixty (60) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Controlling Noteholder has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The Non-Monetary Default Notice shall contain a statement in boldface font that the Controlling Noteholder’s or the Junior Operating Advisor’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Controlling Noteholder shall not contact the Mortgage Loan Borrower in order to effect any cures under Sections 11(a) or this 11(d) without the prior written consent of the Lead Securitization Noteholder.

Section 12.          Purchase of Senior Notes By Note B Holder. The Note B Holder shall have the right, by written notice to the Senior Noteholders (a “Noteholder Purchase Notice”), delivered within thirty (30) days of receipt of notice that an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, the Senior Notes in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. Upon the delivery of the Noteholder Purchase Notice to the Senior Noteholders, the Senior Noteholders shall sell (and the Note B Holder shall purchase) the Senior Notes (including, without limitation, any Notes therein) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not more than forty-five (45) days after the date of the Noteholder Purchase Notice, as shall be established by the Note A-1 Holder. The Noteholder Purchase Notice shall contain a statement in boldface font that the Note B Holder’s failure to purchase the Senior Notes on a Defaulted Note Purchase Date will result in the termination of such right. The Note B Holder agrees that the sale of the Senior Notes shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Note B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Securitization Noteholder (or the Servicer on its behalf) five (5)

Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Note B Holder. Concurrently with the payment to the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder will execute at the sole cost and expense of the Note B Holder in favor of the Note B Holder assignment documentation which will assign Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, as applicable, and the Mortgage Loan Documents without recourse, representations or warranties (except the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances (other than the interest created by Note B)). The right of the Note B Holder to purchase Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the Note B Holder ten (10) days’ prior written notice of its intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Lead Securitization Noteholder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Lead Securitization Noteholder of a foreclosure sale or sale by power of sale less than ten (10) days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify the Note B Holder of such transfer and the Note B Holder shall have a fifteen (15) day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder, in which case the Note B Holder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.          Representations of Note B Holder. The Note B Holder represents, and it is specifically understood and agreed, that it is acquiring its Note B for its own account in the ordinary course of its business and the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder shall otherwise have no liability or responsibility to the Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Note B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The

Note B Holder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Note B Holder represents and warrants that (a) this Agreement has been duly executed and delivered by the Note B Holder, (b) to the Note B Holder's actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note B Holder have been obtained or made and (c) to the Note B Holder's actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

The Note B Holder acknowledges that the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder do not owe the Note B Holder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Note B Holder with respect to any action taken by the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder in connection with the Mortgage Loan.

The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.          Representations of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder. Each of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder represents and warrants that the execution, delivery and performance of this Agreement is within its respective corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note A-1 Holder’s, Note A-2 Holder’s, Note A-3 Holder’s, Note A-4 Holder’s or Note A-5 Holder’s charter or any law or contractual restriction binding upon the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder, and that this Agreement is the legal, valid and binding obligation of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder enforceable against it in accordance with its terms. Each of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder represents and warrants that (a) this Agreement has been duly executed and delivered by each of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder, (b) to each of the Note A-1 Holder’s, Note A-2 Holder’s, Note A-3 Holder’s, Note A-4 Holder’s or Note A-5 Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note A-1 Holder have been obtained or made and (c) to each of the Note A-1 Holder’s, Note A-2 Holder’s, Note A-3 Holder’s, Note A-4 Holder’s or Note A-5 Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note A-2 Holder, the Note A-3 Holder, the

Note A-4 Holder or the Note A-5 Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.          Independent Analysis of the Noteholders. The Note B Holder acknowledges that it has, independently and without reliance upon the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder or Note A-5 Holder, except with respect to the representations and warranties provided by the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Note B and the Note B Holder accepts responsibility therefor. The Note B Holder hereby acknowledges that, other than the representations and warranties provided herein, the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder herein, and that the Note A-1 Holder shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 16.          No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. The Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder shall have no obligation whatsoever to offer to the Note B Holder the opportunity to purchase a Note interest in any future loans originated by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder or the Note A-5 Holder or their Affiliates and if the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder or the Note A-5 Holder chooses to offer to the Note B Holder the opportunity to purchase a Note interest in any future mortgage loans originated by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder or the Note A-5 Holder or their Affiliates, such offer shall be at such purchase price and interest rate as the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder or the Note A-5 Holder chooses, in its sole and absolute discretion. The Note B Holder shall not have any obligation whatsoever to purchase from the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder or the Note A-5 Holder an interest in any future loans originated by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder or the Note A-5 Holder or their Affiliates.

Section 17.          Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 18.          Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate thereof (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.          Sale of the Notes.

(a)    The Note B Holder agrees that it will not Transfer all or any portion of the Note B except that the Note B Holder shall have the right to Transfer its respective Note, or any portion thereof, (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder is provided with (x) a representation from the transferee or such Note B Holder certifying that such transferee is a Qualified Institutional Lender, (y) a copy of the assignment and assumption agreement referred to in Section 20 and (z) such transfer would not cause the Note B to be held by more than five persons nor cause there to be no one person owning a majority of the Note B and (ii) to an entity that is not a Qualified Institutional Lender; provided that with respect to the foregoing subclause (ii), the Note B Holder obtains (1) prior to a Securitization, the consent of the Senior Noteholder and (2) after a Securitization, Rating Agency Confirmation; provided that in each of case (1) and (2), (x) promptly after the Transfer, the Senior Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause Note B to be held by more than five persons nor cause there to be no one person owning a majority of Note B. If Note B is held by more than one Note B Holder at any time, the holders of a majority of the Note B Principal Balance shall immediately appoint a representative to exercise all rights of the Note B hereunder. Notwithstanding the foregoing, without the Note A-1 Holder’s, Note A-2 Holder’s, Note A-3 Holder’s, Note A-4 Holder’s and Note A-5 Holder’s prior consent, which may be withheld in the Note A-1 Holder’s, Note A-2 Holder’s, Note A-3 Holder’s, Note A-4 Holder’s and Note A-5 Holder’s sole discretion, the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Notwithstanding anything herein to the contrary, the Note B Holder has the right to transfer Note B to any trust account established and controlled by a Prima Holder in connection with any reinsurance transaction entered into between such Prima Holder and the beneficiary of such trust account) and to the extent required, such trust account and the beneficiary thereof shall be deemed to be a Qualified Institutional Lender for Transfer purposes. The Note B Holder agrees it will pay the out-of-pocket expenses of the Lead Securitization Noteholder (including all out-of-pocket expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer.

(b)   Notwithstanding the foregoing, the Note B Holder shall have the right, without the need to obtain the consent of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder or Note A-5 Holder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in the Note B to a Person; provided that any such Transfer shall be made in accordance with the terms of this Section 19; provided, further that the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party without the consent of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder and any such Transfer shall be void ab initio, absolutely null and void and shall vest no rights in the purported transferee. All Transfers under Section 19(a) and (b) shall be made upon written notice to the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder not later than the date of such Transfer, and each transferee shall (i) other than as described in Section 19(c), execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Note B Holder hereunder with respect to the Note B from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by the Note B Holder of the Note B solely as security for a loan to the Note B Holder made by a third-party lender whereby the Note B Holder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of the Note B Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the Note B Holder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of the Note B or interest therein in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to the Note B (or the portion thereof or interest therein that was the subject of such Transfer), for the period accruing after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the Note B as described in clause (c) below). In connection with any such permitted transfer of a portion of the Note B and for all purposes of this Agreement, the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder need only recognize the majority holder of the Note B for purposes of notices, consents and other communications between the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder and such majority holder of the Note B shall be the only Person authorized hereunder to exercise any rights of the Note B Holder under this Agreement; provided, however, the majority holder of the Note B may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of the Note B Holder hereunder by delivering written notice thereof to the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)    In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold or effectuated a Transfer of such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholder, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Control Appraisal Period with respect to the Note B, the aforesaid delegation of rights shall terminate and be of no further force and effect.

(d)   Each Holder may Transfer up to 49% (in the aggregate) of its beneficial interest in its Note whether or not the related transferee is a Qualified Institutional Lender without a Rating Agency Confirmation. Each Senior Noteholder shall not Transfer more than 49% (in the aggregate) of its beneficial interest in its Note unless (i) prior to a Securitization of any Senior Note, the other Holders have consented to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this Agreement, (ii) after a Securitization of any Senior Note, a Rating Agency Confirmation has been received with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this Agreement, (iii) such Transfer is to a Qualified Institutional Lender or (iv) such Transfer of a Senior Note is in connection with a sale by a securitization trust; provided that if such Transfer is a Transfer of the Lead Securitization Note, such Transfer is to a Qualified Institutional Lender.  Any such transferee (except in the case of Transfers that are made in connection with a Securitization) hereby assumes the obligations of the transferring Holder hereunder and agrees to be bound by the terms and provisions of this Agreement and the Servicing Agreement and (ii) remakes each of the representations and warranties contained herein for the benefit of the other Holders.  Notwithstanding the foregoing, without each non-transferring Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Holder’s Note is in a Securitization, without a Rating Agency Confirmation from each Rating Agency that has been engaged by the Depositor to rate the securities issued in connection with such Securitization, no Holder shall Transfer all or any portion of its Note to a Borrower or a Borrower Party Affiliate and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.  None of the provisions of this Section 12(a) shall apply in the case of a sale of Note A-1 together with Note A-2, Note A-3, Note A-4 and Note A-5 in accordance with the terms and conditions of the Lead Securitization PSA.

(e)    Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any Person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to Securitization, the consent of each other Noteholder and (b) after Securitization, Rating Agency Confirmation.

Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)    Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)          The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)          The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)          Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)          The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)          Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.          Registration of Transfer. In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge and any Transfer of a participation interest described in Section 19(c)), a transferee shall (unless this Agreement is amended and restated and the transferee executes an amended and restated agreement) execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Securitization Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 21.          Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.          Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation between the parties.

Section 23.          No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall not have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.          Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.          Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE

SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)   CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.          Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Securitization Servicing Agreement, (ii) entered into pursuant to Section 38 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.          Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.          Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.          Withholding Taxes.

(a)    If the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Note B Holder with respect to the Mortgage Loan as a result of the Note B Holder constituting a Non-Exempt Person, the Note A-1 Holder, in its capacity as servicer, shall be entitled to do so with respect to the Note B Holder’s interest in such payment (all withheld amounts being deemed paid to the Note B Holder), provided that the Lead Securitization Noteholder shall furnish such Note B Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note B Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Note B Holder is subject to tax.

(b)   The Note B Holder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such Note B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note B Holder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to the Note B Holder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Note B Holder shall, upon request of the Lead Securitization Noteholder and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Noteholder.

(c)    The Note B Holder represents to the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, such Note B Holder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Note B Holder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Note B Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if the Note B Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, the Note B Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by the Note B Holder, as evidence of the Note B Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Note B Holder in respect of its Note B or otherwise until such Note B Holder shall have furnished to the Lead Securitization Noteholder requested forms, certificates, statements or documents.

Section 33.          Custody of Mortgage Loan Documents. Prior to the Securitization Date, the originals of all of the Mortgage Loan Documents (including Note B until such time that Note B is transferred to a party unaffiliated with the Initial Agent) will be held by the Initial Agent (or an agent of the Initial Agent) on behalf of the registered holders of the Notes. After the Securitization, the originals of all of the Mortgage Loan Documents (other than Note B) will be transferred to the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder).

Section 34.          Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt. All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Senior Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Junior Operating Advisor), or by the Controlling Noteholder (or its Junior Operating

Advisor) to the Senior Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to the Junior Noteholder.

Section 35.          Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 36.          Certain Matters Affecting the Agent.

(a)    The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)   The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)    The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)   The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)    The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)    The Agent shall not be bound to make any investigation into the facts or matters stated in any assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)   The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 37.          Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Rialto Mortgage Finance, LLC, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. Rialto Mortgage Finance, LLC, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement. Notwithstanding the to the contrary in this Agreement, upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 38.          Resizing. Notwithstanding any other provision of this Agreement, the holder of Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5 shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of such Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5 to such New Notes and the Note B Holder shall (at the applicable Noteholder’s sole cost and expense) cooperate with Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder and Note A-5 Holder, as applicable, to effect any such resizing; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Note immediately prior to the creation of the New Notes, (ii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Note immediately prior to the creation of the New Notes, (iii) no such resizing shall (a) change the interest allocable to, or the amount of any payments due to, the Note B Holder, or priority of such payments, or (b) materially increase the Note B Holder’s obligations or materially decrease the Note B Holder’s rights, remedies or protections, (iv) all New Notes shall pay on a Pro Rata and Pari Passu Basis among such New Notes, and all New Notes shall be automatically subject to the terms of this Agreement and shall be a “Note” hereunder, and (v) the Person holding the New Notes shall notify the Note B Holder in writing of the allocations and principal amounts of the New Notes. In connection with the resizing of Note A-1, Note A-2, Note A-3, Note A-4 or Note A-5, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion.

Section 39.          Conflict.    To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

RIALTO MORTGAGE FINANCE, LLC, as Note A-1 Holder and Initial Agent

By:	/s/Andrew Snow
Name: Andrew Snow
Title: Authorized Signatory

RIALTO MORTGAGE FINANCE, LLC, as Note A-2 Holder and Initial Agent

By:	/s/Andrew Snow
Name: Andrew Snow
Title: Authorized Signatory

RIALTO MORTGAGE FINANCE, LLC, as Note A-3 Holder and Initial Agent

By:	/s/Andrew Snow
Name: Andrew Snow
Title: Authorized Signatory

RIALTO MORTGAGE FINANCE, LLC, as Note A-4 Holder and Initial Agent

By:	/s/Andrew Snow
Name: Andrew Snow
Title: Authorized Signatory

RIALTO MORTGAGE FINANCE, LLC, as Note A-5 Holder and Initial Agent

By:	/s/Andrew Snow
Name: Andrew Snow
Title: Authorized Signatory

TOWNSEND REAL ESTATE FUND, L.P., as Note B Holder

By:	Prima Capital Advisors LLC, as authorized agent

	By:	/s/ Nivesh Patel
Name: Nivesh Patel
Title: Managing Director

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	The Loan Agreement, dated as of April 9, 2019 (as same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms therein, the “Mortgage Loan Agreement”) between IRG RC Lessor KB, LLC (and together with permitted successors and assigns, the “Mortgage Loan Borrower”) and RMF, as Co-Lender and as Agent for one or more Co-Lenders (together with their respective successors and assigns “Lender”).
Date of the Mortgage Loan:	April 9, 2019
Date of Note A-1:	April 9, 2019
Date of Note A-2:	April 9, 2019
Date of Note A-3:	April 9, 2019
Date of Note A-4:	April 9, 2019
Date of Note A-5:	April 9, 2019
Date of Note B:	April 9, 2019
Principal Amount of Mortgage Loan:	$60,420,000.00
Location of Mortgaged Properties:	Addresses specified on Schedule VII to the Mortgage Loan Agreement.
Maturity Date:	Monthly Payment Date in May 2029

1

B.       Description of Note Interests:

Note A-1 Principal Balance:	$30,000,000
Note A-2 Principal Balance:	$16,000,000
Note A-3 Principal Balance:	$2,000,000
Note A-4 Principal Balance:	$1,500,000
Note A-5 Principal Balance:	$1,000,000
Note B Principal Balance:	$9,920,000
Note A-1 Percentage Interest:	49.65%
Note A-2 Percentage Interest:	26.48%
Note A-3 Percentage Interest:	3.31%
Note A-4 Percentage Interest:	2.48%
Note A-5 Percentage Interest:	1.66%
Note B Percentage Interest:	16.42%
Note A-1 Rate:	4.917%
Note A-2 Rate:	4.917%
Note A-3 Rate:	4.917%
Note A-4 Rate:	4.917%
Note A-5 Rate:	4.917%
Note B Rate:	With respect to each interest period, the rate set forth on Schedule VI of the Mortgage Loan Agreement relating to each such interest period.

2

EXHIBIT B

Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder:

Rialto Mortgage Finance, LLC
600 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Andrew Snow

andrew.snow@rialtocapital.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Frank Polverino
Facsimile No: (212) 504-6666
frank.polverino@cwt.com

Note B Holder:

Townsend Real Estate Fund, L.P.
c/o Prima Capital Advisors LLC
2 Overhill Road, Suite 215
Scarsdale, New York 10583
Attention: Nilesh Patel
Facsimile No: (914) 725-9385
npatel@primaadvisors.com

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
31 West 52nd Street
New York, New York 10019
Facsimile No: (212) 858-1500
Attention: Caroline Harcourt, Esq.

caroline.harcourt@pillsburylaw.com

B-1

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	iStar Financial Inc.
3.	Capital Trust
4.	Archon Capital, L.P.
5.	Whitehall Street Real Estate Fund, L.P.
6.	The Blackstone Group
7.	Normandy Real Estate Partners
8.	Dune Real Estate Partners
9.	AllianceBernstein
10.	Rockwood
11.	RREEF Funds
12.	Hudson Advisors
13.	Artemis Real Estate Partners
14.	Apollo Real Estate Advisors
15.	Colony Capital, Inc.
16.	Praedium Group
17.	Fortress Investment Group, LLC
18.	Lonestar Opportunity Funds
19.	Clarion Partners
20.	Walton Street Capital, LLC
21.	Starwood Financial Trust
22.	BlackRock, Inc.
23.	Eightfold Real Estate Capital, L.P.
24.	KKR Real Estate Manager Finance LLC
25.	Rialto Capital Management, LLC
26.	Rialto Capital Advisors, LLC
27.	PRIMA Capital Advisors LLC
28.	Lord Abbett & Co. LLC

C-1